UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2007 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

On August 24, 2007, Cincinnati Financial Corporation subsidiaries The Cincinnati Insurance Company and The Cincinnati Indemnity Company were served with subpoenas issued by the Florida Office of Insurance Regulation seeking the production of documents related to the companies’ reinsurance program and communications with insurance trade organizations, rating agencies and risk modeling companies. The subpoenas seek production of documents by September 24, 2007, and testimony from company representatives about the documents at a public hearing scheduled for October 18, 2007, in Tallahassee, Florida. The companies are endeavoring to produce responsive documents by the stated deadlines and will continue to work with the Florida Office of Insurance Regulation over the coming weeks.

The information furnished in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Increased frequency and/or severity of claims

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

○

Downgrade of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

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Securities laws that could limit the manner and timing of our investment transactions

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Events, such as the sub-prime mortgage lending crisis, that lead to a significant decline in the value of a particular security or group of securities and impairment of the asset(s)

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

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Adverse outcomes from litigation or administrative proceedings

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

•

Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: September 20, 2007	/S/ Kenneth W. Stecher
Kenneth W. Stecher
Chief Financial Officer, Executive Vice President, Secretary and Treasurer
(Principal Accounting Officer)